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                                                                  EXHIBIT 10.14


                              EMPLOYMENT AGREEMENT


                  This Employment Agreement ("Agreement") is entered into effective as of August 1, 2003, by and between United Surgical Partners International, Inc., a Delaware corporation ("USPI"), and Jonathan R. Bond ("Employee"), with reference to the following facts:

                                    RECITALS

                  A. USPI desires to employ Employee in the capacities and on the terms and conditions hereinafter set forth and Employee is willing to serve in such capacities and on such terms and conditions.

                  B. This Agreement shall replace any and all existing employment agreements and arrangements between USPI and Employee as of the date hereof.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, USPI and Employee mutually agree as follows:

                                   AGREEMENT

                  1. EMPLOYMENT. USPI hereby employs Employee as Senior Vice President, Operations, of USPI.

                  2. DUTIES. Employee shall devote substantially all of his working time, energies and skills to USPI's business. Employee shall report to the President of USPI and shall have such duties, responsibilities and authority as may be assigned to Employee by the President. Employee agrees to serve USPI diligently and to the best of his ability.

                  3.       COMPENSATION.

                           (A)      BASE SALARY. USPI shall pay Employee a Base
Salary ("Base Salary") at a rate of $250,000 per year. In addition, the Board of Directors of USPI (the "Board") shall consider granting increases in such salary based on Employee's performance and the growth and/or profitability of USPI, but it shall have no obligation to grant any such increases in compensation. Base Salary shall be payable in equal semi-monthly installments on the 15th day and the last working date of the month, or at such other times and in such installments as may be agreed upon between USPI and Employee. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

                           (B)      PERFORMANCE BONUSES. In addition to the
Base Salary, Employee shall be eligible to receive bonus compensation of up to 75% of the Base Salary based on such performance goals and criteria as the Board shall, from time to time, determine.


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                  4.       EXPENSES AND BENEFITS. USPI agrees to provide
Employee with the following benefits:

                           (A)      EXPENSE REIMBURSEMENTS. Employee is
authorized to incur reasonable expenses in connection with the business of USPI, including expenses for entertainment, travel and similar matters. USPI will reimburse Employee for such expenses upon presentation by Employee of such documentation as USPI shall from time to time require.

                           (B)      OFFICE SERVICES. USPI will provide Employee
with an administrative assistant of his choice and reasonable office space and services.

                           (C)      INSURANCE. Major medical health insurance
and disability insurance as currently in place (as the same may be modified from time to time by USPI for its senior executives).

                           (D)      EMPLOYEE BENEFIT PLANS. Participation in
any other employee benefit plans now existing or hereafter adopted by USPI for its employees.

                           (E)      OTHER. Such items and benefits as USPI
shall, from time to time, consider necessary or appropriate to assist Employee in the performance of his duties.

                           (F)      VACATIONS. Employee shall be entitled (in
addition to the usual public holidays) to a paid vacation of an aggregate of three weeks in each calendar year.

                  5. TERM; SEVERANCE. The term of this Agreement shall be for a period of two years from the date hereof; provided, however, that either party may terminate this Agreement at any time upon at least 90 days prior written notice. In the event of such termination by USPI, Employee shall be entitled to severance pay equal to his annual Base Salary at the time of termination, plus a bonus equal to the Company's good faith estimate of what Employee's bonus would have been for the year in which the termination occurred, as determined by the Company in its sole and absolute discretion based on all information available at such time. Such severance pay shall be payable in monthly installments over a period of 12 months following termination, and USPI shall continue the benefits set forth in Sections 4(c) and (d) for the period during which such severance payments are to be made. In addition, this Agreement shall terminate as provided for in Section 7 or upon the death of Employee, and no severance pay shall be due in the event of such a termination.

                  6. DISABILITY. In the event that Employee becomes Permanently Disabled (as hereinafter defined) during the term of this Agreement, Employee shall continue in the employ of USPI but his compensation hereunder shall be reduced to three-fourths of the Base Salary then in effect as set forth in Section 3(a), commencing upon the determination of Employee's Permanent Disability and continuing thereafter until the first to occur of (i) 12 months or (ii) the death of Employee; and during such period of time, Employee shall not be entitled to payment of expenses or benefits specified in
Section 4 (except for reimbursement of expenses incurred by Employee prior to becoming Permanently Disabled), except that USPI shall continue to provide Employee with the insurance benefits specified in Section 4(c). The obligation of USPI for


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continuation of three-fourths of Employee's Base Salary shall be net of payments to Employee from the disability insurance referred to in Section 4(c).

                  For purposes of this Agreement, the terms "Permanent Disability" or "Permanently Disabled" shall mean three months of substantially continuous disability. Disability shall be deemed "substantially continuous" if, as a practical matter, Employee, by reason of his mental or physical health, is unable to sustain reasonably long periods of substantial performance of his duties. Frequent long illnesses, though different from the preceding illness and though separated by relatively short periods of performance, shall be deemed to be "substantially continuous." Disability shall be determined in good faith by the Board, whose decision shall be final and binding upon Employee. Employee hereby consents to medical examinations by such physicians and medical consultants as USPI shall, from time to time, require.

                  7. TERMINATION BY USPI FOR CAUSE. USPI shall have the right to terminate Employee's employment under this Agreement for "Cause" by an affirmative vote to so terminate by not less than 75% of the members of the Board, in which event no compensation shall be paid or other benefits furnished to Employee after termination for Cause. Termination for Cause shall be effective immediately upon notice sent or given to Employee. For purposes of this Agreement, the term "Cause" shall mean and be strictly limited to: (a) indictment for a crime constituting a felony under state or federal law; (b) conviction of a crime constituting a misdemeanor and involving an act of moral turpitude, including without limitation fraud, embezzlement and use of illegal drugs; (c) commission of any material act of dishonesty against USPI; or (d) willful and material breach of this Agreement by Employee.

                  8. NON-COMPETITION. Employee recognizes and understands that in performing the responsibilities of his employment, he will occupy a position of fiduciary trust and confidence, pursuant to which he will develop and acquire experience and knowledge with respect to USPI's business. It is the expressed intent and agreement of Employee and USPI that such knowledge and experience shall be used exclusively in the furtherance of the interests of USPI and not in any manner that would be detrimental to USPI's interests. Employee further understands and agrees that USPI conducts its business within a specialized market segment throughout the United States and in portions of Europe, and that it would be detrimental to the interests of USPI if Employee used the knowledge and experience which he currently possesses or which he acquires pursuant to this employment hereunder for the purpose of directly or indirectly competing with USPI, or for the purpose of aiding other persons or entities in so competing with USPI. Employee therefore agrees that so long as he is employed by USPI and for an additional period equal to one year following termination, unless Employee first secures the written consent of USPI, Employee will not directly or indirectly invest, engage or participate in or become employed by any entity in direct or indirect competition with USPI's business, which shall include the ownership and/or operation of outpatient surgical centers and surgical specialty hospitals in the United States and the ownership and/or operation of hospitals in the countries in Europe in which USPI owns or operates hospitals as of the date of termination. These non-competition provisions shall not be construed to prohibit Employee from being employed in the health care industry during the applicable period, but rather to permit him to be so employed so long as such employment does not involve Employee's direct or indirect


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participation in a business which is the same or similar to USPI's business (as defined above). In the event that the provisions of this Section 8 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provisions shall be reformed to the maximum time or geographic limitations permitted by applicable law.

                  9. STOCK OPTIONS. In the event that (a) USPI elects to terminate this Agreement pursuant to Section 5, (b) Employee's employment is terminated for any reason by a successor to USPI within one year after a "Change of Control Event" (as defined below) or (c) USPI breaches this Agreement by termination of Employee without the notice required under Section 5 or without Cause under Section 7, then in each such event, all USPI stock options held by Employee shall thereupon automatically be amended so as to (i) cause to vest, immediately prior to the date of such Change in Control Event or such termination of employment, all then unvested stock options, and (ii) provide Employee 90 days to exercise such options (or such greater period as may be provided by the terms of such options). For purposes of the foregoing, the term "Change of Control Event" shall mean (A) a consolidation or merger of USPI with or into any other corporation (other than a merger which will result in the voting capital stock of USPI outstanding immediately before the effective date of such consolidation or merger being converted into more than 50% of the voting capital stock of the surviving entity outstanding immediately after such consolidation or merger), (B) a sale of all or substantially all of the properties and assets of the Company as an entirety in a single transaction or in a series or related transactions to any other "person" or (C) the acquisition of "beneficial ownership" by any "person" or "group" (other than Welsh, Carson, Anderson & Stowe VII, L.P. or its affiliates) of voting stock of the Company representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger of consolidation or otherwise. As used herein, (x) the terms "person" and "group" shall have the meanings set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (y) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (z) any "person" or "group" will be deemed to beneficially own any voting stock so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of such voting stock.

                  10.      GENERAL PROVISIONS.

                           (A)      NOTICES. All notices required or permitted
by this Agreement shall be in writing and may be delivered in person or sent by regular, registered or certified mail or United States Postal Service Express Mail, with postage prepaid, or by other courier service, or by facsimile transmission, and shall be deemed sufficiently given if served in the manner specified in this Section 10(a). The addresses and facsimile numbers set forth below shall be the parties addressed and facsimile numbers for purposes for purposes of delivery or mailing of notices:


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                           If to USPI:      c/o United Surgical Partners
                                            International, Inc.
                                            15305 Dallas Parkway, Suite 1600
                                            Addison, Texas 75001
                                            Attention: Donald E. Steen
                                                       Chief Executive Officer
                                            Fax No.:  (972) 267-0084

                           If to Employee:  Jonathan R. Bond
                                            3513 Wentwood Drive
                                            Dallas, Texas 75225

The parties may change addresses and facsimile numbers noted above through written notice in compliance with this Section 10(a). Any notice sent by registered or certified mail, return receipt requested, shall be deemed given when actually received by the addressee, as shown on the receipt card which must be signed by a representative of the addressee. If sent by regular mail, the notice shall be deemed given after the notice is addressed, mailed with postage prepaid and when actually received by the addressee. Notices delivered by United States Express Mail or other courier service shall be deemed given when actually received by the addressee as shown by the signature of an authorized representative of the addressee on the log or other documentation maintained by the United States Postal Service or courier to show proof of delivery. If any notice is transmitted by facsimile transmission or similar means, the notice shall be deemed served or delivered upon telephone confirmation of receipt of the transmission.

                           (B)      CHOICE OF LAW. This Agreement shall be
governed by and construed in accordance with the laws of the State of Texas, excluding principles of conflict of laws.

                           (C)      INTEGRATION; MODIFICATION AND WAIVER. This
Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof, supersedes any and all other agreements, whether oral or in writing, between the parties hereto and their affiliates with respect to the employment of Employee from and after the date hereof, and contains all covenants and agreements between the parties hereto relating to such employment in any manner whatsoever; provided, however, that except as expressly provided herein, this Agreement shall not affect any stock option agreements, indemnity agreements or agreements relating to Employee's purchase or ownership of USPI securities to which Employee is now or hereafter a party, that arose prior to the date of this Agreement. This Agreement shall not be amended, modified or revised in any respect, except by a writing signed by USPI and Employee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                           (D)      SEVERABILITY. If any provision of this
Agreement shall be determined by a court or governmental agency of competent jurisdiction to be invalid, illegal or


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unenforceable, such invalidity, illegality or unenforceability shall not affect the remainder of this Agreement, which shall remain in full force and effect and be enforced in accordance with its remaining enforceable terms.

                           (E)      ASSIGNMENT. Because of the personal nature
of the services to be rendered hereunder, the obligations of Employee under this Agreement may not be delegated or assigned in whole or in part without the prior written consent of USPI (which consent may be withheld in its sole discretion). However, subject to the foregoing limitation, this Agreement shall be binding upon, and shall insure to the benefit of, the parties hereto and their respective heirs, devisees, executors, administrators, trustees, legal representatives, successors, transferees and assigns.

                           (F)      ATTORNEYS' FEES. In any action or
\ proceeding at law or in equity, including but not limited to arbitration, brought to enforce or construe any provisions or rights under this Agreement, the unsuccessful party or parties to such litigation or arbitration, as determined by the appropriate court or arbitrator pursuant to a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by such successful party or parties (including but not limited to such costs, expenses and fees in connection with any appeals) and, if such successful party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

                           (G)      SURVIVAL OF CERTAIN PROVISIONS. The
provisions of Sections 4(a) (as to expenses incurred prior to termination), 5, 8 and 9 shall survive the expiration or other termination of this Agreement.

                           (H)      HEADINGS AND CAPTIONS. Headings and
captions are included in this Agreement for purposes of convenience only and are not a part of this Agreement.

                           (I)      MISCELLANEOUS. Any term used in the plural
shall refer to all members of the relevant class and any term used in the singular shall refer to any one or more of the members of the relevant class. References in this Agreement to articles, sections, paragraphs and exhibits are to articles, sections, paragraphs and exhibits to this Agreement. The terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause where such terms may appear.

                           (J)      COUNTERPARTS AND FACSIMILE SIGNATURES.
Separate copies of this Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement. Signatures transmitted by facsimile shall be accepted as original signatures.


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                  IN WITNESS WHEREOF, the undersigned have duly executed this
Employment Agreement as of the date first written above.


USPI:                           UNITED SURGICAL PARTNERS INTERNATIONAL, INC.


                                By /s/ Donald E. Steen
                                  ---------------------------------------------
                                  Donald E. Steen
                                  Chief Executive Officer

                                /s/ Jonathan R. Bond
EMPLOYEE:                       -----------------------------------------------
                                Jonathan R. Bond


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